UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 29, 2012, Meredith Corporation (Meredith or the Company) entered into a $200 million note purchase agreement (Note Purchase Agreement) with a group of purchasers of private placement notes of the Company.  The Note Purchase Agreement consisted of $50 million of 2.62 percent senior notes due March 1, 2015 and $150 million of 3.04 percent senior notes due March 1, 2018.  The $150 million senior notes due March 1, 2018, have $50 million maturities due on March 1 of each of 2016, 2017, and 2018.  Amounts borrowed under the Note Purchase Agreement will be used for the acquisition of the stock of Allrecipes.com, Inc. and for general corporate purposes as determined by the Company.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Note Purchase Agreement which is attached hereto as Exhibit No. 4.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	4.1	Note Purchase Agreement dated as of February 29, 2012, among Meredith Corporation, as issuer and seller, and named purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Joseph Ceryanec
Joseph Ceryanec
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 1, 2012

INDEX TO EXHIBITS

Exhibit Number	Item

4.1	Note Purchase Agreement dated as of February 29, 2012, among Meredith Corporation, as issuer and seller, and named purchasers.